Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE FROM CONTINUING OPERATIONS
	(Unaudited) Three Months Ended September 30, 2008			(Unaudited) Three Months Ended September 30, 2007
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 1,879	$ 4,072	$ 5,951	$ 1,880	$ 4,053	$ 5,933
Undistributed Earnings (Loss)	(1,192)	(2,575)	(3,767)	196	433	629
Income from Continuing Operations	$ 687	$ 1,497	$ 2,184	$ 2,076	$ 4,486	$ 6,562
Average Basic Shares Outstanding	11,714	25,300	37,014	11,699	25,933	37,632
Basic Earnings Per Share from Continuing Operations	$ 0.06	$ 0.06		$ 0.18	$ 0.17
Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 1,887	$ 4,073	$ 5,960	$ 1,911	$ 4,055	$ 5,966
Undistributed Earnings (Loss)	(1,218)	(2,558)	(3,776)	189	407	596
Income from Continuing Operations	$ 669	$ 1,515	$ 2,184	$ 2,100	$ 4,462	$ 6,562
Average Diluted Shares Outstanding	12,088	25,395	37,483	12,126	26,020	38,146
Diluted Earnings Per Share from Continuing Operations	$ 0.06	$ 0.06		$ 0.17	$ 0.17
Reconciliation of Basic and Diluted EPS from
Continuing Operations Calculations:
Income from Continuing Operations
Used for Basic EPS Calculation	$ 687	$ 1,497	$ 2,184	$ 2,076	$ 4,486	$ 6,562
Assumed Dividends Payable on Dilutive Shares:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	8	1	9	31	2	33
Reduction of Undistributed
Earnings (Loss) - allocated based on
Class A and Class B shares	(26)	17	(9)	(7)	(26)	(33)
Income from Continuing Operations Used for Diluted EPS Calculation	$ 669	$ 1,515	$ 2,184	$ 2,100	$ 4,462	$ 6,562
Average Shares Outstanding for Basic EPS Calculation	11,714	25,300	37,014	11,699	25,933	37,632
Dilutive Effect of Average Outstanding:
Stock options	-0-	-0-	-0-	-0-	-0-	-0-
Performance shares	56	3	59	195	16	211
Restricted share units	318	92	410	232	71	303
Average Shares Outstanding for Diluted EPS Calculation	12,088	25,395	37,483	12,126	26,020	38,146
Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 765,000 and 808,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the quarters ended September 30, 2008 and 2007, respectively.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

LOSS PER SHARE FROM DISCONTINUED OPERATIONS
	(Unaudited)	(Unaudited)
	Three Months Ended	Three Months Ended
	September 30, 2008	September 30, 2007
Basic:
Class A	$ 0.00	$ (0.01)
Class B	$ 0.00	$ 0.00
Diluted:
Class A	$ 0.00	$ 0.00
Class B	$ 0.00	$ 0.00

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE (INCLUDING DISCONTINUED OPERATIONS)
	(Unaudited) Three Months Ended September 30, 2008			(Unaudited) Three Months Ended September 30, 2007
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 1,879	$ 4,072	$ 5,951	$ 1,880	$ 4,053	$ 5,933
Undistributed Earnings (Loss)	(1,192)	(2,575)	(3,767)	157	348	505
Net Income	$ 687	$ 1,497	$ 2,184	$ 2,037	$ 4,401	$ 6,438
Average Basic Shares Outstanding	11,714	25,300	37,014	11,699	25,933	37,632
Basic Earnings Per Share	$ 0.06	$ 0.06		$ 0.17	$ 0.17

Diluted Earnings Per Share:
Dividends Declared and Assumed
Dividends on Dilutive Shares	$ 1,887	$ 4,073	$ 5,960	$ 1,911	$ 4,055	$ 5,966
Undistributed Earnings (Loss)	(1,218)	(2,558)	(3,776)	150	322	472
Net Income	$ 669	$ 1,515	$ 2,184	$ 2,061	$ 4,377	$ 6,438
Average Diluted Shares Outstanding	12,088	25,395	37,483	12,126	26,020	38,146
Diluted Earnings Per Share	$ 0.06	$ 0.06		$ 0.17	$ 0.17

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.
All of the 765,000 and 808,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculations for the quarters ended September 30, 2008 and 2007, respectively.